NETSTREIT PROVIDES FOURTH QUARTER AND FULL YEAR 2025 BUSINESS UPDATE

– Completed Record $657.1 Million of Gross Investment Activity at 7.5% Blended Cash Yield for 2025 –

– Reaffirms 2025 Adjusted Funds from Operations ("AFFO") Per Share Guidance of $1.30 to $1.31 –

– Provides 2026 AFFO Per Share Guidance of $1.35 to $1.39 –

– Achieved Investment Grade Rating of BBB- from Fitch Ratings in December 2025 –

Dallas, TX – January 12, 2026 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today provided an update on the Company's fourth quarter and full year 2025 business activities.

“I am pleased to report that our team ended 2025 on a high note with record gross investment activity in back-to-back quarters. In addition, with over $1.0 billion of liquidity and leverage well below our targeted range, our investment grade balance sheet remains in excellent condition. With our prefunded investment pipeline being both attractively priced and robust, we are introducing our 2026 AFFO per share guidance range at $1.35 to $1.39,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three months and year ended December 31, 2025.

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Number of Investments	Amount	Number of Investments	Amount
Investments	57	$245,431	164	$657,081
Less Dispositions	17	40,414	76	178,596
Less Loan Repayments[1]	3	6,714	16	42,857
Net Investment Activity		$198,303		$435,628

Investment Activity
Cash Yield %		7.5%		7.5%
% of ABR derived from Investment Grade Tenants		25.8%		26.7%
% of ABR derived from Investment Grade Profile Tenants		8.1%		10.1%
Weighted Average Lease Term (years)		15.0		13.9

Disposition Activity
Cash Yield %		6.9%		6.9%
Weighted Average Lease Term (years)		11.2		10.5

Loan Repayments
Cash Yield %		10.1%		8.6%

1.Amount includes mortgage loan sales and a partial principal repayment of a mortgage loan receivable.

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's liquidity, at-the-market equity program ("ATM") sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for the three months ended December 31, 2025.

Liquidity	As of December 31, 2025
Unused Unsecured Revolver Capacity	$499,850
Cash, Cash Equivalents and Restricted Cash	14,465
Net Value of Unsettled Forward Equity	373,095
Undrawn Term Loan Balance	150,000
Total Liquidity	$1,037,410

Forward Equity Settlement Activity	As of December 31, 2025
Shares Settled During Quarter	9,500,000
Weighted Average Price Per Share (Gross)	$17.54
Net Value of Settled Proceeds	$158,921

ATM Program
Shares Sold During Quarter[1]	5,808,092
Weighted Average Price Per Share (Gross)	$18.22

Unsettled Forward Equity
Shares Unsettled as of December 31, 2025	21,618,834
Weighted Average Price Per Share (Gross)	$17.98
Net Value of Unsettled Forward Equity as of December 31, 2025	$373,095

1.Includes 82,500 of shares sold regular way under the ATM Program with remainder sold on a forward basis.

2025 GUIDANCE

The Company is reaffirming its full year 2025 AFFO per share guidance range of $1.30 to $1.31.

2026 GUIDANCE

The Company is initiating its full year 2026 AFFO per share guidance in the range of $1.35 to $1.39 per share. The Company also expects 2026 net investment activity to be in the range of $350.0 million to $450.0 million and cash G&A to be in the range of $16.0 million to $17.0 million (exclusive of transaction costs). In addition, the Company's AFFO per share guidance range includes $0.015 to $0.03 per share of estimated dilution due to the impact of the Company's outstanding forward equity calculated in accordance with the treasury stock method.

The Company's 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-694-3066

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other non-recurring losses (gains), and debt related transaction costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of December 31, 2025.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth opportunities, our full year 2025 guidance and initial 2026 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.